Exhibit 99.1

For more information, contact:

Inna Vyadro	William J. Stuart

Director of Investor Relations	Chief Financial Officer

Avici Systems	Avici Systems

978-715-2300	978-715-2300

ivyadro@avici.com	wstuart@avici.com

Avici Systems Reports First Quarter 2007 Results

North Billerica, MA, April 18, 2007—Avici Systems Inc. (NASDAQ: AVCI), today reported results for its first quarter ended March 31, 2007. In separate releases, Avici announced that it will be transitioning away from core router development to focus on its new product initiative, Soapstone Networks, and the Company has also announced a special dividend of $2.00 per share.

Gross revenue for the first quarter ended March 31, 2007 was $20.5 million compared to $21.4 million for the comparable three-month period ended March 31, 2006. Revenue for the March 2007 quarter was $20.5 million, compared to $20.9 million, net of common stock warrant discount, for the three months ended March 31, 2006.

GAAP net income for the first quarter ended March 31, 2007 was $6.0 million, or $0.42 per share, compared to a GAAP net loss of $5.3 million, or $0.41 per share, in the prior year’s first quarter. GAAP net income in the 2007 period includes $0.3 million of special charges associated with the restructuring in the first quarter of 2006, $0.4 million of non-cash equity based charges associated with Financial Accounting Standards Board Opinion 123(R) (“SFAS 123(R)”) and offset by $0.1 million from the utilization of certain inventory previously written off. GAAP net loss in the 2006 period includes $6.7 million associated with the restructuring in 2006, $0.5 relating to common stock warrant discount, $0.3 million relating to non-cash equity based charges associated with SFAS 123(R), partially offset by $0.2 million from the utilization of certain inventory previously written off.

Non-GAAP net income (GAAP net income or loss excluding charges for restructuring, common stock warrant discount, certain stock based compensation and inventory credits) for the first quarter ended March 31, 2007 was $6.6 million, or $0.46 per share compared to Non-GAAP net income of $2.0 million, or $0.15 per share in the first quarter of 2006.

Cash, cash equivalents, short and long-term marketable securities totaled $70.2 million at March 31, 2007.

“I am pleased to report another consecutively strong quarter”, said Bill Leighton, Chief Executive Officer. “While our core router business continues to be profitable and we expect this will remain the case for the remainder of 2007, the Company’s announced transition away from the development and sale of core routers presents a great opportunity to leverage our networking expertise and our strong financial position and apply them to a new growth area. We believe that this financial strength and our commitment to innovation strongly positions us to take advantage of the new market opportunities we see for Soapstone.”

Avici will discuss these quarterly results as well as future business and financial expectations in an investor conference call tomorrow, April 19, 2007 at 8:30 AM eastern daylight savings time. The conference telephone number is (888) 550-2358. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 869881. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

-

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects, including Avici’s expectations for annual gross revenues, profitability and the growth opportunity for Soapstone Networks, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, Avici’s ability to manage the transition of its core router business, the early stage of Soapstone Networks, market acceptance of Avici products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Avici’s filings with the Securities and Exchange Commission. Avici does not undertake any duty to update forward-looking statements.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

About Soapstone Networks

The Soapstone Networks solution is designed to enable carriers to bring orderly, predictable, business-driven behavior to networks, regardless of vendor or technology composition. It utilizes an SOA-based modular architecture that provides the agility and nimbleness to target different applications.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenue:
Product	$18,424	$20,279
Service	2,088	1,115

Total gross revenue	20,512	21,394
Less – Common stock warrant discount – Product	—	(527)

Net revenue	20,512	20,867

Cost of revenue – Product (1)	5,321	8,241
Cost of revenue – Service	457	506

Total cost of revenue	5,778	8,747

Gross margin	14,734	12,120

Operating expenses:
Research and development (2)	7,091	9,604
Sales and marketing (2)	586	1,431
General and administrative (2)	1,267	1,299
Stock-based compensation	445	255
Restructuring expenses	100	5,272

Total operating expenses	9,489	17,861

Income/(loss) from operations	5,245	(5,741)
Provision for income tax	(130)	—
Interest income, net	886	419

Net income/(loss)	$6,001	$(5,322)

Net earnings/(loss) per diluted share	$0.42	$(0.41)

Weighted average common shares used in computing diluted net income (loss) per share	14,278,826	12,939,415

(1) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge	$175	$1,382

Credits from utilization of inventory previously written off in 2006 and 2001, respectively	$(145)	$(153)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$231	$130
Sales and marketing	83	36
General and administration	131	89

	$445	$255

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended March 31,
	2007	2006
Revenue:
Product	$18,424	$20,279
Service	2,088	1,115

Total gross revenue	20,512	21,394
Cost of revenue - Product	5,291	7,012
Cost of revenue - Service	457	506

Total cost of revenue	5,748	7,518

Gross margin	14,764	13,876

Operating expenses:
Research and development	7,091	9,604
Sales and marketing	586	1,431
General and administrative	1,267	1,299

Total operating expenses	8,944	12,334

Income/(loss) from operations	5,820	1,542
Provision for income tax	(130)	—
Interest income, net	886	419

Non-GAAP net income	$6,576	$1,961

Non-GAAP earnings per diluted share	$0.46	$0.15

Weighted average common shares used in computing diluted net loss per share	14,278,826	12,987,949

Note 1 – The above non-GAAP consolidated statements of operations for the three months ended March 31, 2007 and 2006 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related to common stock warrant discount and certain stock based compensation as well as charges and credits related to inventory and related items as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended March 31,
	2007	2006
Non-GAAP net income	$6,576	$1,961
Common stock warrant discount	—	(527)
Restructuring expenses	(100)	(5,272)
Certain non-cash stock based compensation	(445)	(255)
Inventory and inventory related charge	(175)	(1,382)
Utilization of inventory previously written-off	145	153

GAAP net income (loss)	$6,001	$(5,322)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets
Cash and marketable securities	$65,157	$60,095
Inventories	3,120	5,438
Trade accounts receivable, net	9,273	3,583
Restricted cash	—	1,000
Other current assets	951	1,133

Total current assets	78,501	71,249
Long-term investments	5,000	8,504
Property and equipment, net	4,608	4,937
Contract distribution rights	—	—
Other non-current assets	—	—

Total assets	$88,109	$84,690

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$5,620	$8,914
Deferred revenue	9,098	9,592
Stockholders’ equity	73,391	66,184

Total liabilities and stockholders’ equity	$88,109	$84,690

December 31, 2006 amounts are derived from audited financial statements.